UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2007

Astec Industries, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	0-14714	62-0873631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Shepherd Road
Chattanooga, Tennessee 37421
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (423) 899-5898

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On June 11, 2007, Astec Industries, Inc., a Tennessee corporation (“Astec”), and Neil Peterson and the other shareholders (the “Sellers”) of Peterson, Inc., an Oregon corporation (“Peterson”), entered into a definitive agreement (the “Agreement”) which provides for Astec’s acquisition of all of the outstanding capital stock of Peterson.   The purchase is expected to close on or about July 31, 2007.

The Agreement stipulates a purchase price of approximately $20,000,000 to be paid to the Sellers.  The purchase price is subject to certain adjustments based upon variances between Peterson’s June 30, 2007 actual total stockholder’s equity and June 30, 2006 stockholder’s equity.  Additional conditional earn-out payments of up to $3,000,000 may be due to the Sellers based upon actual 2008 and 2009 results of operations.  In addition to the purchase price paid to the Sellers, Astec plans to payoff approximately $7,000,000 of outstanding Peterson debt.

The consummation of the Agreement is subject to a number of conditions, including the finalization of a separate agreement for Astec to purchase from Neil Peterson and his wife all of the real estate and improvements used by Peterson for approximately $7,000,000 and employment contracts being entered into between Astec and certain of Peterson's current key executives.

Peterson’s average sales for the last three fiscal years (ending on June 30, 2007)  total approximately $64,000,000 per year.

Consummation of the transaction is subject to customary conditions, including (i) the receipt of any authorizations, consents, registrations or similar approvals required under any applicable law, and (ii) absence of any law, order or injunction prohibiting the transaction. Moreover, each party’s obligation to consummate the transaction is subject to certain other conditions, including but not limited to (i) the accuracy of the representations and warranties of the other party, (ii) compliance of the other party with its covenants contained in the Agreement, (iii) Peterson having obtained the consents required by the Agreement, and (iv) the execution by each party of certain ancillary agreements. The Agreement also contains customary provisions concerning termination, indemnifications and remedies.  In addition, the Agreement contains representations and warranties Astec, Peterson, and the Sellers made to each other as of the date of the Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the contract among Astec, Peterson,   and the Sellers and are subject to important qualifications and limitations agreed to by those parties in connection with negotiating the Agreement. Accordingly, investors should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among Astec, Peterson, and the Sellers rather than establishing matters as facts.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1  Press Release, dated June 11, 2007.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2007	ASTEC INDUSTRIES, INC.
By:/s/ F. Mckamy Hall F. McKamy Hall Vice President and Chief Financial Officer (Principal Financial Officer)